Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2024 FIRST-QUARTER RESULTS
•2024 first-quarter net income was $74.3 million, or $2.03 per diluted share
•Rail North America’s fleet utilization remained high at 99.4%; Lease Price Index (LPI) at positive 33%
•First-quarter investment volume totaled $378.6 million
•Company reiterates 2024 full-year earnings guidance

CHICAGO, April 23, 2024 - GATX Corporation (NYSE: GATX) today reported 2024 first-quarter net income of $74.3 million, or $2.03 per diluted share, compared to net income of $77.4 million, or $2.16 per diluted share, in the first quarter of 2023. The 2024 first-quarter results included a net positive impact of $0.6 million, or $0.02 per diluted share, from Tax Adjustments and Other Items. The 2023 first-quarter results included a net negative impact of $1.3 million, or $0.04 per diluted share, from Tax Adjustments and Other Items. Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.

"We continue to experience solid demand globally for most railcar types in our fleets," said Robert C. Lyons, president and chief executive officer of GATX. "At Rail North America, fleet utilization remained high at 99.4% at the end of the first quarter and the renewal success rate during the quarter was very strong at 83.4%. The renewal lease rate change of GATX’s Lease Price Index was positive 33%, with an average renewal term of 64 months. In the first quarter, we generated remarketing income of $33 million, reflecting continued depth and strength in the secondary market.

"Rail International performed as expected and took delivery of over 1,000 new railcars during the quarter. Both Rail Europe and Rail India continued to experience higher renewal lease rates compared to expiring rates for most railcar types. In Engine Leasing, the Rolls-Royce and Partners Finance affiliates and our wholly owned engine portfolio continue to experience robust demand for aircraft spare engines, driven by continued strength in global air passenger traffic. We anticipate adding new aircraft spare engines to our wholly owned portfolio at a similar level as 2023, with investments likely to occur through the balance of the year."

Mr. Lyons concluded, “First-quarter investment volume was $379 million and 2024 investment prospects remain favorable. As the year is progressing in line with our original expectations, our 2024 full-year earnings estimate remains unchanged at $7.30–$7.70 per diluted share, excluding the impact of Tax Adjustments and Other Items.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $90.3 million in the first quarter of 2024, compared to $95.2 million in the first quarter of 2023. Lower 2024 first-quarter segment profit was primarily driven by lower gains on asset dispositions and higher interest expense, partially offset by higher lease revenue.

As of March 31, 2024, Rail North America’s wholly owned fleet totaled approximately 111,400 cars, including 9,670 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.4% at the end of the first quarter, compared to 99.3% at the end of the prior quarter and 99.3% at the end of the first quarter of 2023. During the first quarter of 2024, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, was positive 33.0%. This compares to an LPI of positive 33.5% in the prior quarter and positive 28.3% in the first quarter of 2023. The average lease renewal term for all cars included in the LPI during the first quarter was 64 months, compared to 65 months in the prior quarter and 55 months in the first quarter of 2023. The 2024 first-quarter renewal success rate was 83.4%, compared to 87.1% in the prior quarter and 77.9% in the first quarter of 2023. Rail North America’s investment volume during the first quarter was $321.7 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $28.8 million in the first quarter of 2024, compared to $23.5 million in the first quarter of 2023. Higher 2024 first-quarter segment profit was predominately driven by more railcars on lease.

As of March 31, 2024, GATX Rail Europe’s (GRE's) fleet consisted of over 29,300 railcars. Fleet utilization was 95.3%, compared to 95.9% at the end of the prior quarter and 98.5% at the end of the first quarter of 2023.

As of March 31, 2024, Rail India's fleet consisted of over 9,500 railcars. Fleet utilization was 100%, compared to 100% at the end of the prior quarter and 100% at the end of the first quarter of 2023.

Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

ENGINE LEASING
As of December 31, 2023, the Company had sold all marine assets, including the Specialized Gas Vessels, and we no longer have any marine operations. As a result, we have changed the name of this business segment from Portfolio Management to Engine Leasing to reflect the prospective operations of this business segment.

Engine Leasing reported segment profit of $25.7 million in the first quarter of 2024, compared to segment profit of $28.3 million in the first quarter of 2023. The 2024 first-quarter segment profit included a net positive impact of $0.6 million from Tax Adjustments and Other Items. The 2023 first-quarter segment profit included a net negative impact of $1.6 million from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Tax Adjustments and Other Items. Lower 2024 first-quarter segment profit was driven by lower earnings at the Rolls-Royce and Partners Finance (RRPF) affiliates, partially offset by increased earnings from GATX Engine Leasing. Lower 2024 first-quarter earnings at RRPF was driven by lower remarketing income.

COMPANY DESCRIPTION
At GATX Corporation (NYSE: GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2024 first-quarter results. Call details are as follows:

Tuesday, April 23, 2024
11 a.m. Eastern Time
Domestic Dial-In: 1-888-660-6118
International Dial-In: 1-929-203-1802
Replay: 1-800-770-2030 or 1-647-362-9199 / Access Code: 2548217

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), April 23, 2024.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investors” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed under "Risk Factors" and elsewhere in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation or deflation
◦high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including global conflicts, geographic exposure and customer concentrations
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•potential obsolescence of our assets

•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters
•U.S. and global political conditions and the impact of increased geopolitical tension and wars, including the ongoing war between Russia and Ukraine and resulting sanctions and countermeasures, on domestic and global economic conditions in general, including supply chain challenges and disruptions
•prolonged inflation or deflation
•fluctuations in foreign exchange rates
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•the emergence of new variants of COVID-19 or the occurrence of another widespread health crisis and the impact of measures taken in response
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(4/23/2024)

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31
	2024	2023
Revenues
Lease revenue	$333.3	$302.0
Non-dedicated engine revenue	13.2	4.5
Marine operating revenue	—	3.5
Other revenue	33.4	28.9
Total Revenues	379.9	338.9
Expenses
Maintenance expense	91.4	83.9
Marine operating expense	—	2.0
Depreciation expense	96.0	89.8
Operating lease expense	9.0	9.0
Other operating expense	13.6	11.0
Selling, general and administrative expense	55.9	50.4
Total Expenses	265.9	246.1
Other Income (Expense)
Net gain on asset dispositions	36.2	47.1
Interest expense, net	(77.8)	(59.0)
Other income (expense)	0.8	(4.0)
Income before Income Taxes and Share of Affiliates’ Earnings	73.2	76.9
Income taxes	(18.6)	(20.2)
Share of affiliates’ earnings, net of taxes	19.7	20.7
Net Income	$74.3	$77.4

Share Data
Basic earnings per share	$2.04	$2.19
Average number of common shares	35.8	35.3

Diluted earnings per share	$2.03	$2.16
Average number of common shares and common share equivalents	35.9	35.8

Dividends declared per common share	$0.58	$0.55

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31	December 31
	2024	2023
Assets
Cash and Cash Equivalents	$479.1	$450.7
Restricted Cash	0.1	0.1
Receivables
Rent and other receivables	96.3	87.9
Finance leases (as lessor)	137.3	136.4
Less: allowance for losses	(6.1)	(5.9)
	227.5	218.4

Operating Assets and Facilities	13,320.1	13,081.9
Less: allowance for depreciation	(3,700.3)	(3,670.7)
	9,619.8	9,411.2
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	203.5	212.0
	203.5	212.0

Investments in Affiliated Companies	647.6	627.0
Goodwill	118.0	120.0
Other Assets ($1.8 and $0.8 related to assets held for sale)	283.5	286.6
Total Assets	$11,579.1	$11,326.0

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$208.2	$239.6
Debt
Commercial paper and borrowings under bank credit facilities	10.8	11.0
Recourse	7,624.5	7,388.1
	7,635.3	7,399.1
Lease Obligations (as lessee)
Operating leases	215.2	226.8
	215.2	226.8

Deferred Income Taxes	1,096.2	1,081.1
Other Liabilities	99.9	106.4
Total Liabilities	9,254.8	9,053.0
Total Shareholders’ Equity	2,324.3	2,273.0
Total Liabilities and Shareholders’ Equity	$11,579.1	$11,326.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$236.5	$80.6	$8.1	$8.1	$333.3
Non-dedicated engine revenue	—	—	13.2	—	13.2
Other revenue	28.5	3.1	—	1.8	33.4
Total Revenues	265.0	83.7	21.3	9.9	379.9
Expenses
Maintenance expense	72.9	17.5	—	1.0	91.4
Depreciation expense	65.1	18.9	8.4	3.6	96.0
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.7	3.5	2.5	0.9	13.6
Total Expenses	153.7	39.9	10.9	5.5	210.0
Other Income (Expense)
Net gain on asset dispositions	34.2	1.3	0.6	0.1	36.2
Interest (expense) income, net	(53.3)	(16.7)	(9.3)	1.5	(77.8)
Other (expense) income	(2.1)	0.4	0.3	2.2	0.8
Share of affiliates' pre-tax earnings	0.2	—	23.7	—	23.9
Segment profit	$90.3	$28.8	$25.7	$8.2	$153.0
Less:
Selling, general and administrative expense					55.9
Income taxes (includes $4.2 related to affiliates' earnings)					22.8
Net income					$74.3

Selected Data:
Investment volume	$321.7	$49.9	$—	$7.0	$378.6

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$32.9	$0.1	$0.6	$0.1	$33.7
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	1.2	1.2	—	—	2.4
	$34.2	$1.3	$0.6	$0.1	$36.2
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2023
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$215.1	$70.4	$8.3	$8.2	$302.0
Non-dedicated engine revenue	—	—	4.5	—	4.5
Marine operating revenue	—	—	3.5	—	3.5
Other revenue	23.8	2.9	—	2.2	28.9
Total Revenues	238.9	73.3	16.3	10.4	338.9
Expenses
Maintenance expense	66.9	15.9	—	1.1	83.9
Marine operating expense	—	—	2.0	—	2.0
Depreciation expense	65.5	15.7	5.4	3.2	89.8
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	7.0	2.2	0.9	0.9	11.0
Total Expenses	148.4	33.8	8.3	5.2	195.7
Other Income (Expense)
Net gain (loss) on asset dispositions	47.8	0.8	(1.5)	—	47.1
Interest (expense) income, net	(42.3)	(12.5)	(5.7)	1.5	(59.0)
Other (expense) income	(0.4)	(4.3)	(0.5)	1.2	(4.0)
Share of affiliates' pre-tax (losses) earnings	(0.4)	—	28.0	—	27.6
Segment profit	$95.2	$23.5	$28.3	$7.9	$154.9
Less:
Selling, general and administrative expense					50.4
Income taxes (includes $6.9 related to affiliates' earnings)					27.1
Net income					$77.4

Selected Data:
Investment volume	$296.5	$81.1	$—	$9.4	$387.0

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains (losses) on disposition of owned assets	$44.7	$0.4	$(0.4)	$—	$44.7
Residual sharing income	0.1	—	0.1	—	0.2
Non-remarketing net gains (1)	3.0	0.4	—	—	3.4
Asset impairments	—	—	(1.2)	—	(1.2)
	$47.8	$0.8	$(1.5)	$—	$47.1
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income (1)

	Three Months Ended March 31
	2024	2023
Net income (GAAP)	$74.3	$77.4
Adjustments attributable to consolidated pre-tax income:
(Gain) loss on Specialized Gas Vessels at Engine Leasing (2)	$(0.6)	$1.6
Net gain on Rail Russia at Rail International (3)	—	(0.3)
Total adjustments attributable to consolidated pre-tax income	$(0.6)	$1.3
Net income, excluding tax adjustments and other items (non-GAAP)	$73.7	$78.7

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share (1)

	Three Months Ended March 31
	2024	2023
Diluted earnings per share (GAAP)	$2.03	$2.16
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$2.01	$2.20
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    In 2022, we made the decision to sell the Specialized Gas Vessels. We have recorded gains and losses associated with the subsequent impairments and sales of these assets. All vessels were sold as of December 31, 2023.
(3)    In 2022, we made the decision to exit our rail business in Russia ("Rail Russia"). In the first quarter of 2023, we sold Rail Russia and recorded a gain on the final sale of this business.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Total Assets, Excluding Cash, by Segment
Rail North America	$7,214.1	$6,984.9	$6,760.5	$6,671.3	$6,610.8
Rail International	2,142.1	2,150.8	1,951.5	1,902.3	1,801.2
Engine Leasing	1,354.4	1,343.2	1,363.8	1,328.6	1,089.6
Other	389.3	396.3	368.5	370.2	368.9
Total Assets, excluding cash	$11,099.9	$10,875.2	$10,444.3	$10,272.4	$9,870.5
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(479.1)	$(450.7)	$(203.1)	$(317.5)	$(177.4)
Commercial paper and bank credit facilities	10.8	11.0	12.3	10.9	20.3
Recourse debt	7,624.5	7,388.1	6,835.6	6,785.6	6,360.9
Operating lease obligations	215.2	226.8	233.2	241.1	246.2
Total debt and lease obligations, net of unrestricted cash	$7,371.4	$7,175.2	$6,878.0	$6,720.1	$6,450.0
Total recourse debt (1)	$7,371.4	$7,175.2	$6,878.0	$6,720.1	$6,450.0
Shareholders’ Equity	$2,324.3	$2,273.0	$2,174.5	$2,178.9	$2,101.5
Recourse Leverage (2)	3.2	3.2	3.2	3.1	3.1
  _________
(1)    Includes recourse debt, commercial paper and bank credit facilities, and operating and finance lease obligations, net of unrestricted cash.
(2)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$11,579.1	$11,326.0	$10,647.5	$10,590.1	$10,048.1
Less: cash	(479.2)	(450.8)	(203.2)	(317.7)	(177.6)
Total Assets, excluding cash	$11,099.9	$10,875.2	$10,444.3	$10,272.4	$9,870.5

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	33.0%	33.5%	33.4%	33.1%	28.3%
Average renewal term (months)	64	65	65	61	55
Renewal Success Rate (2)	83.4%	87.1%	83.6%	85.3%	77.9%
Fleet Rollforward (3)
Beginning balance	101,167	100,656	100,585	101,219	100,954
Railcars added	1,422	1,688	791	358	1,816
Railcars scrapped	(375)	(354)	(292)	(316)	(324)
Railcars sold	(527)	(823)	(428)	(676)	(1,227)
Ending balance	101,687	101,167	100,656	100,585	101,219
Utilization	99.4%	99.3%	99.3%	99.3%	99.3%
Average active railcars	100,677	100,197	99,796	100,230	100,552
Boxcar Fleet Rollforward
Beginning balance	9,311	9,087	8,959	8,789	8,663
Boxcars added	587	424	316	279	229
Boxcars scrapped	(228)	(152)	(95)	(109)	(103)
Boxcars sold	—	(48)	(93)	—	—
Ending balance	9,670	9,311	9,087	8,959	8,789
Utilization	99.8%	100.0%	99.7%	99.8%	100.0%
Average active railcars	9,583	9,207	8,985	8,855	8,720
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	78.4%	78.7%	79.5%	78.9%	79.5%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	(4.2)%	0.7%	30.0%	0.6%	(0.3)%
Year-over-year Change in U.S. Carloadings (chemical) (5)	4.5%	(0.3)%	(2.6)%	(4.5)%	(6.8)%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	7.7%	11.1%	10.5%	9.6%	12.3%
Production Backlog at Railcar Manufacturers (6)	n/a (7)	51,836	58,680	59,878	56,062
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
(2)    The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3)    Excludes boxcar fleet.
(4)    As reported and revised by the Federal Reserve.
(5)    As reported by the Association of American Railroads (AAR).
(6)    As reported by the Railway Supply Institute (RSI).
(7)    Not available, not published as of the date of this release.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Rail Europe Statistics
Fleet Rollforward
Beginning balance	29,216	29,102	28,759	28,461	28,005
Railcars added	322	371	446	376	502
Railcars scrapped/sold	(167)	(257)	(103)	(78)	(46)
Ending balance	29,371	29,216	29,102	28,759	28,461
Utilization	95.3%	95.9%	96.0%	96.9%	98.5%
Average active railcars	27,984	28,003	27,884	27,973	27,931

Rail India Statistics
Fleet Rollforward
Beginning balance	8,805	7,884	6,927	6,351	5,872
Railcars added	696	921	957	576	479
Ending balance	9,501	8,805	7,884	6,927	6,351
Utilization	100.0%	100.0%	100.0%	100.0%	100.0%
Average active railcars	9,089	8,321	7,366	6,584	6,038